U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------

                               CIRTRAN CORPORATION
             (Exact name of registrant as specified in its charter)

                                 ---------------

     Nevada                                                 68-0121636
(State of incorporation)                                 (I.R.S. Employer
                                                        Identification No.)


                              4125 SOUTH 6000 WEST
                          WEST VALLEY CITY, UTAH 84128
                                 (801) 963-5112
    (Address and telephone number of registrant's principal executive offices and principal place of business)

                                ----------------

                                 IEHAB HAWATMEH
                              4125 SOUTH 6000 WEST
                          WEST VALLEY CITY, UTAH 84128
                                 (801) 963-5112
            (Name, Address and telephone number of agent for service)

                                ----------------


                                   Copies to:

                                BRENT CHRISTENSEN
                             Parsons Behle & Latimer
                        201 South Main Street, Suite 1800
                           Salt Lake City, Utah 84111
                                 (801) 532-1234



----------------------------------------------------------------------------------------------------------------------
                                           Calculation of Registration Fee
---------------------------------- ---------------- --------------------- --------------------- ----------------------
       Title of Each Class             Amount         Proposed Maximum      Proposed Maximum          Amount of
          Of Securities                 To Be          Offering Price          Aggregate            Registration
        To Be Registered             Registered          Per Share           Offering Price              Fee
---------------------------------- ---------------- --------------------- --------------------- ----------------------
Common Stock, $0.001 Par Value        1,000,000            $1.50               $1,500,000              $375.00
---------------------------------- ---------------- --------------------- --------------------- ----------------------


The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the registration fee has been calculated based upon a price of $1.50 per share, the average of the high and low sales prices of the common stock on July 20, 2001 as reported on the Electronic Over The Counter Bulletin Board.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

         The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933.

Item 2.     Registrant Information and Employee Plan Annual Information.

         See response to Item 1. above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission are incorporated herein by reference:

         (a) Registrant's latest Annual Report for the year ending December 31, 2000 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act");

         (b) Registrant's Form 10-QSB for the three-month period ending March 31, 2001; and

         (c) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregistered all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Common Stock

         The registrant's authorized capital consists of 500,000,000 shares of common stock, $0.001 par value, and as of June 29, 2001, 10,420,067 shares of common stock were issued and outstanding. The registrant is not authorized to issue preferred stock.

Each holder of common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments, and is entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors, in its sole discretion, from funds legally available for such use. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

The registrant has never declared or paid a cash dividend on its capital stock, nor does it expect to pay such cash dividends in the foreseeable future. The registrant currently intends to retain its earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of the board of directors and subject to any restrictions that may be imposed by lenders.

The registrant has elected not to be governed by the terms and provisions of the Nevada Private Corporations Law that are designed to delay, defer or prevent a change in control of the registrant.

         Registration Rights and Related Matters

Pursuant to an agreement dated November 3, 2000 and as part of its debt settlement with Future Electronics Corporation, or Future, the registrant granted certain registration rights to Future with respect to 352,070 shares of common stock. These rights provide Future with the opportunity, subject to certain terms and conditions, to include up to 50% of the common stock that it holds in any registration statement filed by the registrant. Among other things, the registrant agreed to pay any costs incurred with the registration of such stock and to keep any filed registration statement active for a period of 180 days or until the distribution contemplated in the registration statement has been completed. Future's registration rights are assignable and transferable to any individual or entity that does not directly compete with the registrant.

Item 5.  Interest of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

Our Bylaws provide, among other things, that our officers or directors are not personally liable to us or to our stockholders for damages for breach of fiduciary duty as an officer or director, except for damages for breach of such duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the unlawful payment of dividends. Our Bylaws also authorize us to indemnify our officers and directors under certain circumstances. We anticipate we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such person for all expenses and liabilities incurred by such person in connection with any civil or criminal action brought against such person by reason of their being an officer or director of the Company. In order to be entitled to such indemnification, such person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.     Undertakings.

            A.  Rule 415 Undertakings

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;
                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.  Subsequent Exchange Act Filings Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Indemnification Undertakings

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form S-8 and have authorized this registration statement to be signed on our behalf by the undersigned, in the city of Salt Lake City, Utah, on July 26, 2001.

                                    CIRTRAN CORPORATION
                                    A Nevada Corporation

                                    By:      /s/ Iehab Hawatmeh
                                             -----------------------------------
                                                  Iehab Hawatmeh
                                    Its:          President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Iehab Hawatmeh                                   July 26, 2001
---------------------------------------------
Iehab Hawatmeh
President, Chief Financial Officer and Director

/s/ Raed Hawatmeh                                    July 26, 2001
----------------------------------------------
Raed Hawatmeh
Director

/s/ Trevor Saliba                                    July 26, 2001
----------------------------------------------
Trevor Saliba
Director
                                POWER OF ATTORNEY

The persons whose signatures appears below constitute and appoint and hereby authorize Iehab Hawatmeh with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in his capacity as a director, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacity and on the date stated.


/s/ Raed Hawatmeh                                    July 26, 2001
----------------------------------------------
Raed Hawatmeh
Director

/s/ Trevor Saliba                                    July 26, 2001
----------------------------------------------
Trevor Saliba
Director

                                  EXHIBIT INDEX

Exhibit Number            Description

4.1                       CirTran Corporation 2001 Stock Plan
5.1                       Opinion of Parsons Behle & Latimer
15.1                      Inapplicable
23.1                      See Exhibit 5.1
23.3                      Consent of Grant Thorton
24.1                      Power of Attorney (see signature page)